UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): April 11, 2014

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Rd, Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2014, NTN Buzztime, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (“Roth”), as representative of the several underwriters (collectively, the “Underwriters”), relating to the issuance and sale of 11,100,000 shares of the Company’s common stock, par value $0.005 per share. The public offering price for each share of common stock is $0.55.

Under the terms of the Underwriting Agreement, the Underwriters will purchase the common stock at a discounted price of $0.5115 per share, representing a seven percent (7.0%) discount to the public offering price. The Company has also granted the Underwriters a 30-day over-allotment option to purchase up to an additional 1,665,000 shares of common stock at the public offering price, less underwriting discounts, to cover over-allotments, if any, made in connection with the offering.

The net proceeds to the Company from the Offering are expected to be approximately $5.5 million, after deducting underwriting discounts and estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the over-allotment option.

The Company currently intends to use the net proceeds of the offering for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of its strategic priorities.

The offering is expected to close on or about April 16, 2014, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, subject to certain exceptions, (i) the Company agreed not to sell or otherwise dispose of any shares of common stock for a period ending 90 days after the date of the Underwriting Agreement and (ii) the Company’s officers, directors and a significant stockholder agreed not to sell or otherwise dispose of any of shares of the Company’s common stock held by them for a period ending 90 days after the date of the final prospectus supplement relating to the offering, in each case, without first obtaining the written consent of Roth Capital Partners, LLC, subject to certain exceptions.

The common stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-193012) filed with the Securities and Exchange Commission (the “SEC”) on December 20, 2013 and declared effective by the SEC on January 9, 2014, and the base prospectus included therein, as supplemented by a final prospectus supplement (collectively, the “Offering Prospectus”) to be filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the Company’s takedown relating to the offering. A copy of the opinion, including the related consent, of ELA Corporate Law relating to the legality of the issuance and sale of the shares of common stock in the offering is attached as Exhibit 5.1.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is attached as Exhibit 1.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Offering Prospectus and the Company’s reports filed with the SEC.

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Item 8.01	Other Events.

On April 10, 2014, the Company issued a press release announcing that it had commenced a proposed public offering of its common stock, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

On April 11, 2014, the Company issued a press release announcing that it had priced the offering of its common stock, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index following the signature page of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: April 11, 2014	By:	/s/ Kendra Berger
Kendra Berger Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document
1.1	Underwriting Agreement, dated April 11, 2014, by and between NTN Buzztime, Inc. and Roth Capital Partners, LLC, as representative of the underwriters named on Schedule I thereto.
5.1	Opinion of ELA Corporate Law
23.1	Consent of ELA Corporate Law (included in Exhibit 5.1)
99.1	Press Release of NTN Buzztime, Inc. dated April 10, 2014.
99.2	Press Release of NTN Buzztime, Inc. dated April 11, 2014.

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